LOAN AGREEMENT


     LOAN AGREEMENT ("Agreement") made as of _______________, 2000, by and between HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation ("Borrower") and RURAL TELEPHONE FINANCE COOPERATIVE, a South Dakota cooperative association ("Lender").

                                    RECITALS

     WHEREAS, Borrower has entered into a Sprint PCS Management Agreement dated as of June 8, 1998 and as it may have been subsequently amended (hereinafter referred to as the "Management Agreement") with WirelessCo, L.P., SprintCom, Inc. and Sprint Spectrum L.P. (collectively, "Sprint") to provide Personal Communications Services ("PCS") in such service areas including, but not necessarily limited to, Chillicothe, Zanesville, Athens, and Portsmouth Ohio, Charleston, Huntington and Parkersburg, West Virginia, and Kingsport-Bristol-Johnson City, Tennessee BTAs ("BTAs");

     WHEREAS, Borrower has requested Lender to make the Loan to Borrower described in Schedule 1 hereto; and

     WHEREAS, Lender is willing to make the Loan upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:

     l. CONSTRUCTION AND DEFINITION OF TERMS

     All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

     "Adjustment Date" shall mean the termination date for a Fixed Rate period applicable to a Fixed Rate Advance as selected by Borrower in accordance with the terms and conditions hereunder.

     "Advance" shall mean an Advance as defined in Section 2.02.

     "Annual Operating Cash Flow" for any fiscal year shall mean the sum of (a) pre-tax income, or deficit, as the case may be (excluding extraordinary gains, the write-up of any asset and any investment income or loss), (b) total interest expense (including capitalized, accreted or paid-in-kind interest), and (c) depreciation and amortization expense, as calculated on a consolidated basis for the Borrower and all its Subsidiaries, plus any equity capital raised by the Borrower over and above the corresponding per annum amounts set forth in
Schedule 1, Items 8B and C of this Agreement.

     "Bright PCS" shall mean Bright Personal Communications Services, LLC, an Ohio limited liability company.

     "Business Day" shall mean any day that Lender is open for business.

     "Cash Margins" for any fiscal year shall mean net income plus depreciation, amortization and any other non-cash charges, less any non-cash credits and principal on long-term debt payable in such year, as calculated on a consolidated basis for Borrower and all its Subsidiaries.

     "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and correct and complete.

     "Closing" shall mean the first date on which funds are advanced to Borrower hereunder.

     "Collateral" shall mean the Mortgaged Property, as such term is defined in the Mortgage, and all proceeds, cash and non-cash, including insurance proceeds, of the foregoing, whether in the possession of Borrower or any other person and certain equity interests described in, and pledged to Lender pursuant to the Pledge Agreements.

     "Commitment" shall have the meaning set forth in Schedule 1 hereto.

     "Current Ratio" for any fiscal year shall mean the ratio of total current assets to total current liabilities, as determined by dividing total current assets by total current liabilities.

     "Debt Service Coverage Ratio" or "DSC" for any fiscal year shall mean (a) net income, or deficit as the case may be, plus depreciation and amortization expense and interest on long-term debt for such fiscal year, divided by (b) principal and interest on long-term debt payable in such fiscal year, as calculated on a consolidated basis for the Borrower and all its Subsidiaries.

     "EBITDA" for any fiscal year shall mean net income plus income taxes, interest expense, and depreciation and amortization expense, as calculated on a consolidated basis for Borrower and all its Subsidiaries.

     "Event of Default" shall mean any of the events described in Section 8 hereof.

     "Excess Cash Flow" shall be calculated on a consolidated basis for Borrower and all its Subsidiaries and shall mean net cash flow from operations as evidenced by Borrower's most recent audited statement of cash flow, less budgeted capital expenditures, less budgeted principal payable on all short and long-term debt, with budgeted figures coming from Borrower's operating and capital budget for such next fiscal year as submitted to Lender.

     "FCC" shall mean the Federal Communications Commission or any successor agency thereof.

     "Fixed Rate" shall mean the standard fixed interest rate per annum provided for in Section 2.03 of this Agreement plus one hundred fifty (150) basis points.

     "Horizon Telcom, Inc." shall mean Borrower's parent corporation, Horizon Telcom, Inc., an Ohio corporation.

     "Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement, in accordance with generally accepted accounting principles, including, without limitation, contingent liabilities.

     "Leases" shall mean any lease of property by which Borrower shall be obligated for rental or other payments which individually are in excess of $50,000 per year, or in the aggregate are in excess of $1,500,000 per year.

     "Leverage Ratio" for any fiscal year shall mean the ratio derived by dividing (a) Indebtedness by (b) Annual Operating Cash Flow, as calculated on a consolidated basis for Borrower and all its Subsidiaries.

     "Lien" shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of set-off, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall mean the loan or loans by the Lender to Borrower, pursuant to this Agreement and the Note, in an aggregate principal amount not to exceed the Commitment.

     "Make-Whole Premium" shall mean the excess, if any, of (a) the present value of the amount of interest that would have accrued during the applicable Fixed Rate period on that portion of the Loan to be prepaid or converted over
(b) the present value of the amount of interest Lender would earn if that portion of the Loan to be prepaid or converted was reinvested for the remainder of the applicable Fixed Rate period in U.S. Treasury obligations with a maturity comparable to the remaining term of the applicable Fixed Rate period. For purposes of calculating the present value in (a) and (b) above, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations in
(b) above.

     "Master Site Agreement" shall mean that certain Master Site Agreement by and between Borrower and SBA, dated as of ___________________, and submitted to Lender.

     "Maturity Date" shall mean the maturity date defined in the Note.

     "Minimum Net Worth Test" shall be calculated on a consolidated basis for the Borrower and all its Subsidiaries, and shall mean an equity to total asset ratio of at least forty percent (40%). Equity shall be determined by subtracting total liabilities from total assets.

     "Mortgage"  shall mean the  mortgage and  security  agreement  described in
Schedule 1.

     "Net Worth" shall be calculated on a consolidated basis for the Borrower and all its Subsidiaries taken as a whole and arrived at by subtracting total liabilities from total assets.

     "Note" shall mean the promissory note designated OH 803-9002 executed and delivered by Borrower at or prior to Closing pursuant to Section 5.02(a) hereof, and all renewals, replacements and extensions thereof.

     "Obligations" shall include the full and punctual performance of all present and future duties, covenants and responsibilities due to the Lender by Borrower under this Agreement, the Note, the Other Agreements, all present and future obligations of Borrower to the Lender for the payment of money under this Agreement, the Note, the Other Agreements, extending to all principal amounts, interest, late charges and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note, the Other Agreements, and any and all other present and future monetary liabilities of Borrower to the Lender, whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not of the same character or class as Borrower's obligations under this Agreement and the Note, whether or not secured under any other document, instrument or statutory or common law provision, as well as all renewals, refinancings, consolidations, recastings and extensions of any of the foregoing.

     "Other Agreements" shall mean any and all promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts, guaranties, instruments and documents now and hereafter existing between the Lender and Borrower, executed and/or delivered pursuant to this Agreement or guaranteeing, securing or in any other manner relating to any of the Obligations, including, the instruments and documents referred to in Section 5.02 hereof.

     "Payment Date" shall mean the last day of each of the months referred to in
Schedule 1 hereto.

     "Payment Notice" shall mean the notice furnished to the Borrower quarterly indicating the precise amount of principal and/or interest due on the next ensuing Payment Date, such notice to be sent to the Borrower at least ten (10) days before such Payment Date.

     "Person"  shall  include  natural  persons,   corporations,   associations,
partnerships, joint ventures, trusts, governments and agencies and departments thereof, and every other entity of every kind.

     "Pledge Agreements" or "Pledges" shall mean collectively, the Pledge and Security Agreements by and between the Pledgors and Lender dated as of even date herewith.

     "Pledgors" shall mean individually and collectively, Horizon Telcom, Inc. and Horizon Personal Communications, Inc..

     "Primary Guarantor" shall mean Horizon Telcom, Inc., an Ohio corporation.

     "Purchase Agreement" shall mean that certain PCS CDMA Product Supply Contract by and between Borrower and Vendor dated as of August 17, 1999, as the same may be amended or supplemented from time to time, and submitted to Lender.

     "SBA" shall mean SBA Towers, Inc., a Florida corporation.

     "Services Agreement" shall mean that certain Services Agreement by and between Borrower and Bright Personal Communications Services, LLC dated as of October 13, 1999, and submitted to Lender.

     "Subordinated Capital Certificate" or "SCC" shall mean a subordinated certificate representing an investment in the Lender purchased by the Borrower in connection with the Loan.

     "Subsidiary" at any time means any entity that is at the time beneficially owned or controlled directly or indirectly by the Borrower, by one or more such entities or by the Borrower and one or more such entities.

     "Termination Date" shall mean that date which is four (4) years from the date hereof.

     "Tower Agreements" shall mean individually and collectively, the Master Site Agreement and that certain Master Design Build Agreement by and between Borrower and SBA, dated as of August 17, 1999, and submitted to Lender.

     "Variable Rate" shall mean the standard monthly variable rate established by the Lender from time to time for long-term loans similarly classified pursuant to Lender's policies and procedures then in effect, plus one hundred fifty (150) basis points. The Variable Rate as of the date of this Agreement is _____%.

     "Vendor Guarantor" or "Vendor" shall mean Motorola, Inc., a Delaware corporation.

     "Vendor Supported Loans" shall mean this Loan and Lender's prior loan to Borrower pursuant to a Loan Agreement and Note both dated as of August 29, 1997, designated OH 803-A-01.

     2. LOAN

     2.01. Loan. The Lender agrees to make the Loan to Borrower subject to all of the terms and conditions of this Agreement and the Other Agreements.

     2.02. Advances. The Lender agrees to make, and the Borrower agrees to request, on the terms and conditions of this Agreement, Advances from time to time at the office of the Lender in Herndon, Virginia, or at such other place as the Lender may designate, not to exceed the Commitment; provided, however, that Lender shall not be obligated to make any further Advances hereunder for the build-out of Borrower's PCS system until Borrower provides Lender with copies of its then-existing leasehold agreements and pole attachment agreements, if any (collectively, the "Cell Site Agreements") and site lease acknowledgments executed by and between the Borrower and SBA pursuant to the Master Site Agreement (collectively, the "SLAs"), in form and substance reasonably satisfactory to Lender. The Borrower shall give the Lender at least two (2) Business Days prior written notice of the date on which each Advance is to be made. On the Termination Date, the Lender may stop advancing funds and reduce the Commitment to the aggregate amount theretofore advanced. The obligation of the Borrower to repay the Advances shall be evidenced by the Note.

     2.03. Payment, Amortization and Interest Rate.

     (a) Payment. The Borrower shall pay on each Payment Date quarterly installments, in an amount as calculated by the Lender in accordance with this Agreement, of principal and/or interest as shown in the Payment Notice, except that, if not sooner paid, any balance of the principal amount and interest accrued thereon and all other amounts due hereunder shall be due and payable on the Maturity Date. Payment of principal hereunder shall commence 16 quarters after the first full quarter following the initial Advance of funds in accordance with the repayment schedule as set forth in Schedule 1 and shall continue to be made on each subsequent Payment Date until the Maturity Date or such earlier date as all amounts due hereunder and on account of the Note shall have been paid in full. Payment of interest hereunder is due on each Payment Date in which a principal balance is outstanding. Principal will be amortized in accordance with the method stated in Schedule 1 hereto.

     At the Lender's option, all payments shall be applied first to late payment charges due, as hereinafter provided, then to interest accrued to the date of such payment, and then to the reduction of principal balance outstanding.

     No provision of this Agreement or the Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law.

     (b) Interest Rate. Each Advance shall be initially made at the Variable Rate. Interest shall be computed from the actual number of days elapsed on the basis of a year of 365 days until the first Payment Date following the initial Advance. Thereafter, interest shall continue to be computed for the actual number of days elapsed on the basis of a year of 365 days unless a Fixed Rate is applicable to the Loan, in which case interest shall be computed on the basis of a 30-day month and 360-day year. Notwithstanding anything to the contrary herein, the total amount of Borrower's Fixed Rate debt at any given time hereunder shall not exceed fifty percent (50%) of the Commitment.

     (i) Variable Rate. If Advances are made at the Variable Rate, such Variable Rate shall apply until the Maturity Date, except as provided herein below.

     (ii) Fixed Rate. If the Borrower elects a Fixed Rate, such Fixed Rate as is available and in effect for loans similarly classified pursuant to Lender's policies and procedures then in effect at the time of the election shall apply to such Advance until the Adjustment Date. Upon notice given by the Borrower five (5) Business Days prior to such Adjustment Date, Borrower may elect to reset the interest rate to such Fixed Rate as is available and in effect at the time of such Adjustment Date. Such reset Fixed Rate shall apply to that portion of the outstanding principal balance of the Loan elected to have a Fixed Rate from the Adjustment Date until a new Adjustment Date or the Maturity Date. If Borrower does not elect to reset the Fixed Rate, the Variable Rate shall apply to the outstanding principal balance of the Loan that had been bearing interest at the Fixed Rate prior to such Adjustment Date, from such Adjustment Date to the Maturity Date.

     (iii) Conversion to Different Interest Program.

     (A) Variable Rate to Fixed Rate. Subject to the conditions set forth herein, the Borrower may convert from the Variable Rate to the Fixed Rate for a portion of the principal amount of the Commitment then outstanding at any time provided the Lender offers a Fixed Rate at such time, subject to the fifty percent (50%) Fixed Rate debt limitation set forth above.

     (B) Fixed Rate to Variable Rate. The Borrower may convert from a Fixed Rate to the Variable Rate: (1) on an Adjustment Date or (2) at any other time, provided that the Borrower shall pay Lender any applicable Make-Whole Premium.

     2.04. Prepayments.

     (a) Optional Prepayment. If the Loan bears interest at the Variable Rate the Borrower may opt to prepay the Loan or any portion thereof, as the case may be, at any time subject to the terms hereof and provided that the Borrower shall pay a prepayment fee in an amount established by Lender, up to maximum of fifty
(50) basis points times the amount being prepaid. If the Loan bears interest at the Fixed Rate, the Borrower may opt to prepay the Loan on an Adjustment Date or any such other date provided that the Borrower shall pay a prepayment fee in an amount established by Lender, up to a maximum of fifty (50) basis points times the amount being prepaid plus any applicable Make-Whole Premium. All prepayments shall be accompanied by payment of accrued and unpaid interest on the amount of and to the date of the prepayment. All prepayments shall be applied first to fees, second to the payment of accrued and unpaid interest, and then to the unpaid balance of the principal amount of the Loan.

     (b) Mandatory Prepayment. Beginning once Borrower's audited fiscal year-end EBITDA is greater than zero, Lender shall have the option, to be elected annually, to require Borrower to make annual mandatory prepayments of the Loan in an amount equal to fifty percent (50%) of Borrower's Excess Cash Flow within 120 days of the close of Borrower's fiscal year. All mandatory prepayments shall be applied first to fees, second to the payment of accrued and unpaid interest, and then pro-ratably to the unpaid balance of the principal amount of the Loan or any other loans by and between Borrower and Lender in inverse order of Maturity Date. All mandatory prepayments shall not be subject to a prepayment fee as long as the amount prepaid bears a Variable Rate.

     2.05. 5% Subordinated Capital Certificates. The Borrower shall purchase SCCs which in the aggregate shall not exceed the amount specified in Schedule 1 hereto. Unless otherwise requested in writing by the Borrower prior to the initial Advance and approved by the Lender, the Borrower agrees to purchase SCCs with each Advance in the amount of five percent (5%) of each such Advance, and each such SCC shall be paid for with proceeds of such Advance. The Lender agrees to deliver the SCCs on or about the date on which the SCCs have been paid for in full. The SCCs shall bear no interest and shall mature in accordance with the terms thereof.

     3. SECURITY

     As security for the payment and performance of all of the Obligations, Borrower has (a) entered into the Mortgage pledging and granting to the Lender a prior and continuing security interest in the Collateral that may be secured by the Mortgage that shall continually exist until all Obligations have been paid in full; (b) had the Pledgors execute the Pledge Agreements with Lender pursuant to which such Pledgors pledged certain interests as described therein; (c) obtained an unsecured guaranty in amounts, form and substance reasonably satisfactory to Lender, from the Vendor Guarantor; (d) provided a collateral assignment, in form and substance reasonably satisfactory to Lender, of the Purchase Agreement, (e) provided a collateral assignment, in form and substance reasonably satisfactory to Lender, of the Services Agreement, (f) provided a collateral assignment, in form and substance reasonably satisfactory to Lender, of the Tower Agreements; and (g) provided collateral assignments, in form and substance reasonably satisfactory to Lender, of all of its other material operating contracts. If reasonably required by the Lender at any time, Borrower shall make notations, satisfactory to the Lender, on its books and records disclosing the existence of the Lender's security interest in the Collateral. Borrower agrees that, with respect to the Collateral which is subject to Article 9 of the Uniform Commercial Code, the Lender shall have, but not be limited to, all the rights and remedies of a secured party under the Uniform Commercial
Code. The Lender shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral.

     4. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, Borrower represents and warrants to the Lender as of the date of this Agreement that:

     4.01. Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power to own its property and to carry on its business, is duly qualified to do business, and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

     4.02. Authority. Borrower has requisite power and authority to enter into this Agreement the Mortgage, and the Pledge Agreement, to make the borrowings hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, in the Mortgage, in the Pledge Agreement, and in the Note, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, the Vendor Guarantor and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

     4.03. Binding Agreement. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms, subject only to laws affecting the rights of creditors generally, the exercise of judicial discretion in accordance with general principles of equity or because waivers of statutory or common law rights or remedies may be limited.

     4.04. No Conflicting Agreements. The execution, delivery of and performance by Borrower of this Agreement, the Mortgage and the Note, and the transactions contemplated hereby or thereby, will not: (a) violate any provision of law, any order, rule or regulation of any court or other agency of government, any award of any arbitrator, the articles of organization or operating agreement of Borrower, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound; or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien (other than contemplated hereby) upon any of the property or assets of Borrower.

     4.05. Litigation. There are no judgments, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which may result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower, and Borrower is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Borrower.

     4.06. Financial Condition. The financial statements, business plans, and other materials submitted by Borrower in connection with the proposed financing hereunder as delivered to Lender up to the date of this Agreement, are, in all material respects, complete and correct and fairly present the financial condition, and as to business plans, management's best intentions, assumptions and projections as of the date thereto submitted, of the Borrower. There are no material liabilities of the Borrower, direct or indirect, fixed or contingent, as of the date of such statements or business plans which are not reflected therein. There has been no material adverse change in the financial condition or operations of the Borrower from that set forth in said financial statements or business plans except changes previously disclosed in writing to the Lender prior to the date hereof.

     4.07. Taxes. Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due, unless the Borrower is contesting in good faith any such tax. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Borrower.

     4.08. Title to Properties. Borrower owns all of its properties and assets, including the Collateral, free and clear of any liens, except for those liens which have been specifically acknowledged by Lender under Section 3.02 of the Mortgage. Borrower does not presently own any real property.

     4.09. Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like necessary to own and operate their property and business that are required by federal, state and local laws of the jurisdictions in which Borrower conducts its business and each remains valid and in full force and effect.

     4.10. Subsidiaries. Borrower has no Subsidiaries other than Subsidiaries heretofore disclosed to the Lender, or hereafter formed or acquired with the prior written consent of the Lender.

     4.11. Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, member or member of the management committee of Borrower other than (a) accrued salaries, commissions and the like, and (b) obligations under the Services Agreement.

     4.12. Location of Office. The chief executive office of the Borrower and the office where its records concerning accounts and contract rights are kept is identified in Schedule 1 hereto.

     4.13. Required Approvals. No license, consent, permit or approval of any governmental agency or authority is required to enable the Borrower to enter into this Agreement or to perform any of its obligations provided for herein except as disclosed on Schedule 1 hereto and except with respect to regulatory approvals which may be required in connection with the Lender's enforcement of certain remedies hereunder.

     4.14. ERISA. Each pension plan of Borrower and its Subsidiaries providing benefits for employees of Borrower or such Subsidiary covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereto ("ERISA"), is in compliance with ERISA in all material respects, and no material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to a multiemployer plan has been, or is expected by Borrower or its Subsidiaries to be, incurred by Borrower or such Subsidiaries.

     5. CONDITIONS OF LENDING

     The Lender shall have no obligation to make the initial Advance to Borrower hereunder unless, as of the date of Closing, each of the following conditions precedent shall be satisfied as provided below:

     5.01. Legal Matters. All legal matters incident to the consummation of the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Lender and to such local counsel as counsel for the Lender may retain.

     5.02. Documents. There shall have been delivered to the Lender, fully completed and duly executed (when applicable), the following, reasonably satisfactory to the Lender and its counsel:

     (a) This Agreement and the Note.

     (b) Certified copies of all such organizational documents and proceedings of the Borrower authorizing the transactions herein contemplated.

     (c) A written opinion from Borrower's and Horizon's counsel addressing such legal matters as the Lender or its counsel shall reasonably require.

     (d) The Borrower shall have (i) executed the Mortgage; (ii) if any real property is owned by Borrower, recorded a valid and binding Mortgage granting Lender a first lien in all real property owned by Borrower; (iii) filed financing statements in all jurisdictions necessary to provide Lender a first priority, perfected security interest in all Collateral which may be perfected by the filing of financing statements; and (iv) delivered such other documents as are necessary to create or continue a perfected security interest in favor of the Lender in the Collateral.

     (e) The Pledge Agreements.

     (f) A secured guaranty and mortgage and security agreement, in form and substance satisfactory to Lender, executed by the Guarantor guarantying the lesser of (i) $7,852,665 of principal plus interest and fees due thereon, or
(ii) 12.26% of Borrower's outstanding debt under the Vendor Supported Loans.

     (g) An unsecured guaranty in amount, form and substance satisfactory to Lender, from the Vendor Guarantor.

     (h) A collateral assignment of the Purchase Agreement and all other material operating and management contracts.

     (i) A collateral assignment of the Services Agreement.

     (j) A collateral assignment of the Tower Agreements.

     (k) A Consent and Agreement by and among Borrower, Lender, Vendor Guarantor and Sprint setting forth the rights and remedies available to the parties in the event of a default under the Management Agreement or this Agreement.

     (l) Copies of the Cell Site Agreements and SLAs in effect at the time of Closing for those sites where Borrower intends to build out its PCS system.

     (j) A fully executed modification agreement, in form and substance satisfactory to Lender, amending the August 29, 1997 Loan Agreement by and between Borrower and Lender (designated OH 803-A-01), modifying the financial covenant provisions in that agreement so that they conform to the financial covenant provisions of this Agreement.

     5.03. Government Approvals. The Borrower shall have furnished to the Lender true and correct copies of all certificates, authorizations and consents, including without limitation the consents referred to in Section 4.13 hereof, necessary for the execution, delivery or performance by the Borrower of this Agreement, the Note and the Mortgage.

     5.04. Representations, Warranties and Material Change. At Closing and at the date of every subsequent Advance hereunder, all covenants, representations and warranties set forth in this Agreement shall be true and correct on and as of such time with the same effect as though such covenants, representations and warranties had been made on and as of such date; no Event of Default specified in Section 8 and no event which, with the lapse of time or the giving of notice and lapse of time specified in Section 9 would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrower; there shall have occurred no material adverse change in the business or condition, financial or otherwise from the most recent financial statements submitted to Lender prior to the date of this Agreement by Borrower in connection with the proposed financing hereunder, of the Borrower or the Vendor Guarantor.

     5.05. Mortgage Filing. Within ten (10) days of acquiring any real property or fixtures, the Borrower shall cause the Mortgage to be duly recorded as a first mortgage on all real property and the Mortgage or other appropriate documentation shall have been duly filed, recorded or indexed as a security interest in personal property wherever the Lender shall have reasonably requested, all in accordance with applicable law, and the Borrower shall have caused satisfactory evidence thereof to be furnished to the Lender.

     5.06. Special Conditions. At Closing and at the time of every subsequent Advance hereunder, the Lender and its counsel shall be reasonably satisfied that the Borrower has complied and will continue to comply with any special conditions identified in Schedule 1 hereto.

     5.07. Requisitions. The Borrower will request Advances by submitting requisitions to Lender in the form set forth in Exhibit A attached hereto and made a part hereof. Pursuant to the terms and conditions hereof, the Lender will wire the proceeds of the requested Advance to an account as directed by the Borrower.

     6. AFFIRMATIVE COVENANTS

     Borrower covenants and agrees with the Lender that, until all of the Obligations have been paid in full, Borrower will:

     6.01. Membership. Remain a member or an affiliate of a member in good standing of the Lender.

     6.02. Financial Reports and Other Information. Furnish, in form and substance reasonably satisfactory to Lender: (a) a full and complete report of Borrower's and its Subsidiaries' consolidated financial condition at least once during each 12-month period during the term hereof but in no event later than 120 days after the end of each fiscal year of Borrower, which shall include (i) annual financial statements prepared on a consolidated basis and audited by independent public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by an opinion of such accountants reasonably acceptable to Lender, and (ii) unaudited annual consolidating financial statements of Borrower and its Subsidiaries; (b) unaudited quarterly financial statements of Borrower and its Subsidiaries prepared on a consolidated basis which shall include a balance sheet, a statement of income and a statement of cash flows for such quarter and year-to-date with comparisons to budget for such quarter and year-to-date, within 60 days after the end of each fiscal quarter of Borrower;
(c) quarterly management or statistical reports which shall include subscriber, penetration, coverage and other operating statistics, within 60 days after the end of each fiscal quarter of Borrower; (d) an operating budget, capital budget and updated 10-year financial projections, prior to the beginning of each fiscal year of Borrower; (e) such other information, reports or statements concerning the operations, business affairs and/or financial condition of Borrower and its Subsidiaries as the Lender may reasonably request from time to time; and (f)
promptly  upon  their  becoming  available,  information  regarding  any and all material changes or modifications of licenses, permits, certifications, approvals and the like necessary for Borrower to own or operate its business or a substantial part of its business.

     6.03. Financial Books; Lender Right of Inspection. At all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Borrower, in accordance with methods of accounting prescribed by the state regulatory body having jurisdiction over the Borrower, or in the absence of such regulatory body or such prescription, by the FCC or in accordance with generally accepted accounting principles. Upon reasonable notice to the Borrower, the Lender, through its representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in possession of the Borrower and its Subsidiaries and pertaining to the Borrower's and its Subsidiaries' property or business, for the sole purpose of determining compliance by the Borrower of its obligations under this Agreement.

     6.04. Financial Covenants. To operate its business as to achieve on the last day of each fiscal year ending December 31st, the thresholds set forth below.

     (a) Annual Operating Cash Flow: Borrower shall achieve Annual Operating Cash Flow in amounts in excess of:

      2000         N/A          2002                    $  6,482,000
      2001         N/A          2003                    $ 17,902,000
                                2004 and thereafter     $ 29,015,000

     (b) Minimum Population Coverage: Borrower shall design and build-out its PCS network so that the area covered by the Borrower in its markets (including network and wholesale markets) for which full service is available to subscribers shall have a population equal to or greater than the numbers established as of the calendar year-end set forth below as follows:

                2000                      2,904,000
                2001                      3,113,000
                2002 and thereafter       3,129,000

     (c) Wireless Subscribers: Borrower shall have total wireless subscribers equal to or greater than the numbers established as follows:

                2000         39,000       2002                    102,000
                2001         70,000       2003                    134,000
                                          2004 and thereafter     166,000

     (d) Debt Service Coverage Ratio: Borrower shall achieve a DSC of an amount that exceeds the ratio set forth below:

             2000         N/A              2003                        1.10:1.0
             2001         1.0:1.0          2004                        1.10:1.0
             2002         1.0:1.0          2005 and thereafter         1.25:1.0

     (e) Leverage Ratio: Borrower shall achieve a Leverage Ratio of an amount not exceeding the ratio set forth below:

             2000        N/A              2003                        6.0:1.0
             2001        N/A              2004                        5.0:1.0
             2002        10.0:1.0         2005 and thereafter         4.0:1.0

     6.05. Annual Certificate. Within 120 days after the close of each calendar year, commencing with the year in which the initial Advance hereunder shall have been made, deliver to the Lender a written statement signed by the president, chief executive officer or chairman stating that to the best of said person's knowledge, the Borrower has fulfilled all of its Obligations under this Agreement, the Note, and the Mortgage throughout such year or, if there has been a default in the fulfillment of any such Obligations, specifying each such default known to said person and the nature and status thereof.

     6.06. Use of Proceeds. Use Advances made hereunder and under the Note only for the purposes identified in Schedule 1 hereto and for the payment of the costs, expenses and fees incident to this Agreement and for no other purpose whatsoever without the prior written consent of the Lender.

     6.07. Special Affirmative Covenants. During the term hereof, Lender and its counsel shall be fully satisfied that the Borrower has complied and will continue to comply with any special affirmative covenants identified in Schedule 1 hereto.

     7. NEGATIVE COVENANTS

     7.01. Notice. Borrower covenants and agrees with the Lender that Borrower will not, directly or indirectly, without giving written notice to the Lender thirty (30) days prior to the effective date of any change:

     (a) Change Location of Chief Executive Office. Change the location of the Borrower's chief executive office.

     (b) Change of Name. Change the name of Borrower.

     7.02. Consent. Borrower covenants and agrees with the Lender that Borrower and its Subsidiaries will not, directly or indirectly, without the prior written consent of the Lender, or in the case of additional indebtedness pursuant to
Section  7.02(c) below,  without the prior written consent of the Lender and the
Vendor:

     (a) Control. Merge, consolidate, liquidate, alter or permit alteration of control of the Borrower, except for those change of control events which are contemplated by the Services Agreement. Control shall be as defined by regulations for PCS companies issued by the FCC.

     (b) Subsidiaries/Line of Business. Form or acquire any Subsidiaries or engage in any other business besides that of the telecommunications business.

     (c) Additional Indebtedness. Borrow money on a secured or unsecured basis from any other lender or incur any additional secured or unsecured Indebtedness; or enter into or allow any of its Subsidiaries to enter into any Leases; provided, however, Borrower and its Subsidiaries may grant purchase money secured indebtedness or incur unsecured trade debt or pay other current operating liabilities that arise in the ordinary course of business so long as the aggregate total of such debt does not exceed ten percent (10%) of Borrower's consolidated total assets. Borrower may enter into Leases incurred pursuant to the Master Lease Agreement without prior written approval of Lender and the Vendor.

     (d) Material Contracts. Terminate, materially amend, modify or assign its rights under the Purchase Agreement, the Tower Agreements, the Services Agreement, the Management Agreement or any other material contracts or operating agreements.

     7.03 Dividends and Other Cash Distributions. The Borrower will not, in any one fiscal year, without the prior approval in writing of the Lender (a) declare or pay any dividends or make any other distribution to its members with respect to its membership interests; (b) purchase or redeem or retire any of its membership interests; or (c) pay any management fees other than those being paid pursuant to the Services Agreement or pay any increase in management fees, unless with respect to any of the foregoing (after giving effect to such transaction) (1) (a) Borrower maintains a Current Ratio of not less than 1.25; and (b) Borrower meets the Minimum Net Worth Test -or- (2) (a) Borrower maintains a Current Ratio of not less than 1.25; (b) Borrower maintains a minimum Net Worth to total assets of not less than twenty-five percent (25%) and
(c) the payment of such dividend, the making of such distribution, or the purchase, redemption or retirement of such membership interests, individually or in the aggregate, does not exceed twenty-five percent (25%) of the prior fiscal year-end Cash Margins in any one fiscal year. Notwithstanding the foregoing, in no event may the Borrower make such a distribution or payment (i) while the guaranty from the Vendor Guarantor is in effect, or (ii) when there is unpaid any due installment of principal and/or interest on the Note or if the Borrower is otherwise in material default of any provision of this Agreement or would be in material default hereunder as a result of such distribution or payment. Further notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Services Agreement, upon the occurrence of an Event of Default hereunder which has not been cured within any applicable grace period, Lender may, at its option, (i) restrict payments under the Services Agreement by Bright PCS to Borrower to cost-based reimbursements upon five (5) days written notice to Borrower and Bright PCS, or (ii) terminate the Services Agreement upon thirty (30) days written notice to Bright PCS.

     7.04. Limitations on Contracts; Deposits of Funds. The Borrower will not, without the approval in writing of the Lender: (a) enter into any contract or contracts (i) for management of its business or any substantial part thereof other than the Services Agreement; (ii) for the operation or maintenance of all or any substantial part of its property other than the Services Agreement, or
(iii) for the use by others of any of the Collateral in excess of $100,000; provided, however, that such approval shall not be required for any contract less than $100,000 which in form and substance substantially conforms with contracts in general use in the Borrower's industry by companies of size and character similar to Borrower or which substantially conform to contracts which are currently in existence that Borrower is a party to; or (b) deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation or the successor thereof.

     7.05. Limitations on Loans, Investments and Other Obligations. The Borrower will not, without the written approval of the Lender, hereafter make any loan or advance to, or make any investment in, or purchase or make any commitment to purchase any stock, bonds, notes or other securities of, or guaranty, assume or otherwise become obligated or liable with respect to the obligations of, any person, firm or corporation, except (a) securities or deposits issued, guaranteed or fully insured as to payment by the United States Government or any agency thereof; (b) Subordinated Capital Certificates or other certificates and securities of the Lender or of National Rural Utilities Cooperative Finance Corporation; (c) investments and obligations of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized ratings organizations in either of its two highest categories; and (d) investments incidental to loans made by Lender.

     7.06. Sale of Assets. The Borrower and any Subsidiary of the Borrower may not, without prior written approval of the Lender, sell, lease or transfer any Collateral unless the fair market value of such asset is less that $250,000 and the aggregate value of assets sold, leased or transferred in any 12-month period is less than $1,000,000. For purposes of this Section 7.06, Borrower may sell those investments which are permitted in Section 7.05 above without obtaining the prior written approval of Lender. Furthermore, Borrower may sell, lease or transfer inventory, customer premise equipment and PABX equipment without obtaining the prior written approval of Lender. The proceeds of such sale, lease or transfer (other than the sale of handsets and accessories to retail customers), less ordinary and reasonable expenses incident to such sale transaction, must be (a) immediately applied as prepayment (subject to any applicable prepayment fees) pro-ratably of the Note or any other notes by and between Borrower and Lender (when permitted under the respective terms of each loan agreement by and between Borrower and Lender); or (b) used to buy replacement property as may be designated by Lender at the time of any such prepayment; or (c) set aside as a deposit in an account selected by the Borrower. Notwithstanding anything to the contrary herein, Borrower may not sell, lease, partition or disaggregate any of its right, title or interest in the PCS licenses, spectrum or service areas identified in the Recitals on page 1 hereto, without obtaining the prior written consent of Lender.

     7.07. Special Negative Covenants. During the term hereof, Lender and its counsel shall be fully satisfied that the Borrower has complied and will continue to comply with any special negative covenants identified in Schedule 1 hereto.

     8. EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) Representation and Warranties. Any representation or warranty made herein, in any of the Other Agreements or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement or the Other Agreements shall be false or misleading in any material respect.

     (b) Payment. Failure of Borrower to make any of the payment Obligations, including, without limitation, any sum due the Lender under this Agreement or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise.

     (c) Other Covenants. Failure of Borrower to observe or perform any warranty, covenant or condition to be observed or performed by Borrower under this Agreement or any of the Other Agreements.

     (d) Legal Existence. The Borrower shall forfeit or otherwise be deprived of its company charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business.

     (e) Other Obligations. Default by the Borrower in the payment when due of any money owed by the Borrower, whether principal, interest, premium or otherwise, under any other agreement for borrowing money in an amount in excess of ten percent (10%) of Borrower's consolidated total assets, whether or not such borrowing is secured.

     (f) Bankruptcy. A court shall enter a decree or order for relief with respect to the Borrower or any Subsidiary or Vendor Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or the Borrower or any Subsidiary or Vendor Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors.

     (g) Dissolution or Liquidation. Other than as provided in subsection (f) above, the dissolution or liquidation of the Borrower or any Subsidiary or Vendor Guarantor, or failure by the Borrower or any Subsidiary or Vendor Guarantor promptly to forestall or remove any execution, garnishment or attachment of such consequence as will materially impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within sixty (60) days.

     (h) Final Judgment. A final non-appealable judgment in excess of $100,000 shall be entered against the Borrower and shall remain unsatisfied or without a stay for a period of sixty (60) days.

     (i) Vendor Guarantor Default. Default by the Vendor Guarantor in the payment when due of any money owed to Lender under any guaranty between Lender and Vendor Guarantor related to this Loan.

     9. RIGHTS AND REMEDIES

     9.01. Rights and Remedies of the Lender. Upon the occurrence of an Event of Default, the Lender may, subject to:

     (i) thirty (30) days prior written notice during which time Borrower shall have the opportunity to cure said Event of Default except with respect to Obligations pursuant to Section 8(b) for which Borrower shall be provided five
(5) days prior written notice, and Sections 8(f) and 8(g) above which shall require no notice or demand and shall have no period to cure; and

     (ii) compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction;

exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to all rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

     (a) Declare all unpaid principal outstanding on the Note, all accrued and unpaid interest thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     (b) Institute any proceeding or proceedings to enforce the Obligations owed to, or any Liens in favor of the Lender.

     (c) Pursue all rights and remedies available to the Lender that are contemplated by the Mortgage or the Pledges in the manner, upon the conditions, and with the effect provided in the Mortgage or the Pledges, including but not limited to a suit for specific performance, injunctive relief or damages.

     9.02. Cumulative Nature of Remedies. Nothing herein shall limit the right of the Lender, subject to notice and right to cure provisions contained herein, to pursue all rights and remedies available to a creditor following the occurrence of an Event of Default subject to compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction. Each right, power and remedy of the Lender in this Agreement and/or the Other Agreements shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver or any other right, power or remedy.

     9.03. Costs and Expenses. Borrower agrees to pay and to be liable for any and all expenses, including actual attorney's fees and court costs, reasonably incurred by the Lender in exercising or enforcing any of its rights hereunder or under the Other Agreements, together with interest thereon at the rate and determined in the manner provided in the Mortgage. Subject to the Mortgage and applicable law, the Lender may apply all Collateral and proceeds of all Collateral to the Obligations in any manner which the Lender, in its sole discretion, deems appropriate, and Borrower will continue to be liable for any deficiency.

     9.04. Late Payment Charges. If payment of any principal and/or interest due under the terms of the Note is not received at the office of the Lender in Herndon, Virginia, or as the Lender may otherwise designate to the Borrower, within such time period as the Lender may prescribe from time to time in its policies in connection with any late payment charges, which in no event will be less than five (5) days (such unpaid amount of principal and/or interest being herein called the "delinquent amount" and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrower will pay to the Lender, in addition to all other amounts due under the terms of the Note, the Mortgage, and this Agreement, any late-payment charge as may be fixed by the Lender from time to time, on the delinquent amount for the late-payment period; provided, however, no late payment charge shall exceed an amount equal to the then prevailing bank prime rate published in the "Money Rates" column of the Eastern edition of the Wall Street Journal plus three percent (3%) per annum on the delinquent amount computed over the late-payment period on the basis of a 365-day year.

     9.05. Lender's Setoff. The Lender shall have the right, in addition to all other rights and remedies available to it, to setoff and to recover against any or all of the Obligations due to Lender, any monies now and hereafter owing to Borrower by the Lender, including but not limited to any monies owed by Lender to Borrower as a result of Borrower's SCC investments. Borrower waives all rights of setoff, deduction, recoupment or counterclaim.

     10. MISCELLANEOUS

     10.01. Performance for Borrower. Borrower agrees and hereby authorizes that the Lender may, in its reasonable discretion, but the Lender shall not be obligated to, advance funds on behalf of Borrower without prior notice to Borrower, in order to insure Borrower's compliance with any material covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to preserve or protect any right or interest of the Lender in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by the Lender shall not constitute a waiver by the Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event or Default. Borrower shall pay to the Lender upon demand all such advances made by the Lender with interest thereon at the rate and determined in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted the Lender hereunder to the extent permitted by law.

     10.02. Expenses and Filing Fees. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to the Lender at Closing or thirty (30) days after the execution and delivery hereof, whichever is earlier, all expenses of the Lender in connection with the filing or recordation of all financing statements and instruments as may be required by the Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by the Lender in connection with this Agreement. The provisions of this Section 10.02 shall survive the execution and delivery of this Agreement and the payment of all other Obligations.

     10.03. Waivers by Borrower. Except for notices of non-payment or other notices of default otherwise provided herein, Borrower hereby waives, to the extent the same may be waived under applicable law: (a) in the event the Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (b) presentment, demand for payment, protest and notice of non-payment, and all exemptions; and (c) substitution, impairment, exchange or release of any collateral security for any of the Obligations. Borrower agrees that the Lender may exercise any or all of its rights and/or remedies hereunder and under the Other Agreements without resorting to and without regard to security or sources of liability with respect to any of the Obligations.

     10.04. Waivers by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or remedy hereunder or under any of the Other Agreements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.05. Lender's Records. Absent bad faith or manifest error, every statement of account or reconciliation rendered by the Lender to Borrower with respect to any of the Obligations shall be presumed conclusively to be correct and shall constitute an account stated between the Lender and Borrower unless, within forty five (45) Business Days after such statement or reconciliation shall have been mailed, postage prepaid, to Borrower, the Lender shall receive written notice of specific objection thereto.

     10.06. Modifications. No modification or waiver of any provision of this Agreement, the Note, the Mortgage, the Pledges or any of the Other Agreements, and no consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     10.07. Notices. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed or telecopied notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

                                    Rural Telephone Finance Cooperative
                                      Woodland Park
                                    2201 Cooperative Way
                                    Herndon, Virginia  20171-3025
                                    Attention:  Loan Officer
                                    Fax: 703-709-6780

                                    The Borrower:

                                    The address set forth in
                                    Schedule 1 hereto

     10.08. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

     (a) THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT AND THE NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

     (b) BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN VIRGINIA AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.09. Holiday Payments. If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

     10.10. Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Other Agreements shall survive Closing and the execution and delivery to the Lender of the Note, and shall continue in full force and effect until all of the Obligations have been paid in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Other Agreements shall inure to the benefit of the successors and assigns of the Lender.

     10.11. Use of Terms. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.

     10.12. Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

     10.13. Merger and Integration. This Agreement and the attached exhibits and matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.

     10.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     10.15. Headings. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

     10.16. Assignment. The Lender may assign its rights and obligations under this Agreement and the Other Agreements without the consent of the Borrower; provided, however, that no such assignment shall result in terms or conditions less favorable to Borrower. The Borrower may not assign any of its rights or obligations under this Agreement or the Other Agreements without the prior written consent of the Lender.

     10.17. Right to Inspect. The Borrower shall permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from the books and records pertaining to the Collateral, and permit representatives of the Lender to be present at Borrower's place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Lender may reasonably require.

     10.18. Consent to Patronage Capital Distributions. Borrower hereby consents that the amount of any distributions with respect to Borrower's patronage which are made in written notices of allocation (as defined in Section 1388 of the Internal Revenue Code of 1986, as amended ("Code") including any other comparable successor provision) and which are received from Lender will be taken into account by Borrower at their stated dollar amounts in the manner provided in Section 1385(a) of the Code in the taxable year in which such written notices of allocation are received. Although Lender makes no representations, warranties or assurances of future actions hereby, Lender currently retires patronage capital in two different classes as follows: (a) Class One -- 70% of the patronage capital is retired in cash shortly after the end of the year in which it was allocated and (b) Class Two -- 30% of the patronage capital allocation is retired on Lender's Board approved rotation cycle, which is currently 15 years.

     10.19. Further Assurances. The Borrower will, upon demand of the Lender, make, execute, acknowledge and deliver all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements and/or any other instruments and conveyances as may be reasonably requested by the Lender to effectuate the intention of this Agreement and to provide for the securing and payment of the principal of and interest on the Note according to the terms thereof.

     10.20. Lender's Approval. Wherever prior written approval or consent of Lender is required under the terms and conditions of this Agreement, Lender hereby agrees to not unreasonably withhold or delay said approval.

     10.21. Schedule 1. Schedule 1 attached hereto is an integral part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written.


                                          HORIZON PERSONAL COMMUNICATIONS, INC.


                                          By:__________________________________

                                          Title:_______________________________

(SEAL)


Attest:_____________________________

Title:______________________________


                                         RURAL TELEPHONE FINANCE COOPERATIVE


                                          By:__________________________________
(SEAL)                                     Title:  Assistant Secretary-Treasurer


Attest:_____________________________
       Assistant Secretary-Treasurer

                                   SCHEDULE 1


1.   The "Commitment" shall mean $40,500,000.

2. The "Mortgage" defined in Section 1 is the Restated Mortgage and Security Agreement by and between Borrower and Lender dated as of even date herewith.

3. The months relating to the Payment Date are March, June, September and December.

4. In accordance with Section 2.03, the Loan shall amortize quarterly as follows: (a) interest only for four (4) years, followed by (b) principal payments due in equal quarterly installments, plus accrued interest, based on the following schedule:

     Quarter               Year                Percent [%] of Principal
                                                Paid per Quarter/Year

      17-20                  5                       2.50%/10.0%

      21-24                  6                       3.75%/15.0%

      25-28                  7                       3.75%/15.0%

      29-32                  8                       5.00%/20.0%

      33-36                  9                       5.00%/20.0%

      37-40                 10                       5.00%/20.0%


5.   The amount referred to in Section 2.05 is $2,025,000.

6. The chief executive office of the Borrower referred to in Section 4.12 is 68 East Main Street, Chillicothe, OH 45601.

7.   The government authorities referred to in Section 4.13 are the FCC.

8.   The special conditions referred to in Section 5.06 are as follows:

     A. Prior to the initial Advance of any funds hereunder, Lender shall receive in form and substance reasonably satisfactory to Lender, copies of the following:

          (i) All management, maintenance, service and other material agreements executed by Borrower, including but not limited to (a) the Purchase Agreement, (b) the Tower Agreements, (c) the
               Services Agreement, (d) the Management Agreement, (e) the Reimbursement and Security Agreement by and between Borrower and Vendor executed and delivered in connection with this Loan and
               (f) the Subordination Agreement(s) with Vendor executed and delivered in connection with this Loan.

          (ii) Borrower's filed Articles of Incorporation and By-Laws;

          (iii)The revised equity subscription and tax sharing agreements between Borrower and Horizon Telcom, Inc.. All of the equity subscription and tax sharing agreements must have terms and conditions reasonably satisfactory to Lender.

          (iv) Amendments to the Management Agreement to include the additional markets in Tennessee and the Wholesale Markets, and all other material management and service agreements with other entities;

          (v) A Consent and Agreement by and between Borrower, Sprint PCS, Lender, and Vendor; and

          (k) Evidence that each Pledgor has received all necessary regulatory, creditor and third party approvals and consents to the pledge of the collateral described in the respective Pledge Agreements.

          (l) A fully executed modification agreement, in form and substance satisfactory to Lender, amending the August 29, 1997 Loan Agreement by and between Borrower and Lender (designated OH 803-A-01), modifying the financial covenant provisions in that agreement so that they conform to the financial covenant provisions of this Agreement.

     B. On or prior to the date of the initial Advance under the Loan, Borrower shall have entered into a revised equity subscription agreement with Horizon Telcom, Inc., in form and substance satisfactory to Lender, that provides for additional common equity capital contributions in the minimum amounts set forth below opposite the corresponding date.

                Date                            Amount

             At closing                      $15,106,203

          December 31, 2000                    1,500,000

          December 31, 2001                    1,000,000

          December 31, 2002                    1,000,000

          The revised equity subscription agreement shall also provide that it may not be modified, transferred, or terminated by either party without Lender's prior written consent and the Lender shall be named as a third party beneficiary with regard to enforcing payments under that agreement.

     C. On or prior to the date of the initial Advance under the Loan, Borrower shall have entered into a revised tax sharing agreement with Horizon Telcom, Inc., in form and substance satisfactory to Lender, that provides for the pass through to Borrower of tax benefits as cash payments equal to the lesser of (i) the amounts set forth below opposite the corresponding date, or (ii) a positive dollar amount equivalent to 34% of the Borrower's book net loss.

                Date                            Amount

          December 31, 2000                   $4,522,000

          December 31, 2001                   $4,619,000

          December 31, 2002                   $1,196,000

          To the extent that Borrower and/or Guarantor do not have final net income calculations by December 31st of any given year, such parties shall use their best efforts to provide an estimated cash payment in accordance with the above schedule by December 31st of said year; thereafter, based on the latest available tax information but in no event later than March 31st of the following year, a "true-up" calculation shall be made whereby Guarantor shall provide Borrower an additional cash payment in accordance with the above schedule (if the December 31st contribution was underestimated) or Borrower at Guarantor's option shall provide Guarantor a refund payment (if the December 31st contribution was overestimated). Notwithstanding the timing of any true-ups and whenever the years final tax return is filed, Guarantor shall continue to be liable for any necessary payments in accordance with the above schedule.

          The revised tax sharing agreement shall also provide that it may not be modified, transferred, or terminated by either party without Lender's prior written consent and the Lender shall be named as a third party beneficiary with regard to enforcing payments under that agreement.

     D. The initial Advance of funds shall be used as follows: (i) to fully repay the outstanding principal balance on Horizon Telcom, Inc.'s RTFC line of credit designated OH 802-S-02 and immediately thereafter that line of credit shall be terminated and no further advances shall occur thereunder; (ii) to fully repay the outstanding principal balance on Borrower's RTFC interim financing line of credit designated OH 803-9901 and immediately thereafter that line of credit shall be terminated and no further advances shall occur thereunder; and (iii) to fully repay all outstanding advances used to fund PCS construction expenditures under Borrower's RTFC line of credit designated OH 803-5102.

     E. Borrower shall submit to Lender copies of the Master Site Agreement and each SLA executed and delivered in connection therewith. The Master Site Agreement shall be in form and content reasonably satisfactory to Lender, shall cover a term of at least ten (10) years (with extension options) and have assignability and equipment removal provisions for the benefit of Lender and its assignees, or otherwise be pre-approved by Lender.

     F. Borrower shall submit to Lender copies of its Cell Site Agreements. Such Cell Site Agreements shall be in form and content reasonably satisfactory to Lender, and at all times 90% of said Cell Site Agreements, when taken together with the SLAs, shall cover a term of at least 10 years and have assignability and equipment removal provisions for the benefit of Lender and its assignees, or otherwise be pre-approved by Lender.

     G. Borrower shall adopt and maintain the calendar year as its fiscal year.

     H.   All advances must be pre-approved in writing by Vendor.

     I. At no time shall the amount of Borrower's fixed rate debt under this Loan exceed 50% of the total RTFC Commitment Amount.

9.   The purposes referred to in Section 6.06 are as follows:

     A.   to finance PCS infrastructure costs;

     B.   to fund up to $164,057 of working capital; and

     C.   to purchase up to $2,025,000 of SCCs.

10.  The special affirmative covenants referred to in Section 6.07 are:

     A. Borrower shall make annual prepayments under the loan within 120 days of the close of the Borrower's fiscal year in an amount equal to 50% of Excess Cash Flow (defined as audited net cash flow from operations less budgeted capital expenditures less budgeted principal payable on all short and long term debt with budgeted figures coming from Borrower's operating and capital budgets for such next fiscal year) beginning at RTFC's option once Borrower's audited fiscal year-end EBITDA is greater than zero. The required prepayments shall be applied in inverse order of maturity and shall not be subject to a fee or premium as long as the amount bears the variable interest rate.

     B. Cumulative advances shall remain within certain percentages of the Vendor equipment purchases as shown below:

                         Maximum Ratio of Loan Advances
                             to Equipment Purchases

                Year                      Maximum Percentage
                  1                              180%

                  2                              170%

                  3                              160%

            4 and thereafter                     150%

     C. Borrower shall make every effort to fully repay its indebtedness to First Union Investors, Inc. pursuant to the Bridge Note Purchase Agreement dated February 15, 2000 (the "First Union Loan") with proceeds from equity investments in excess of the amounts required under section 8B above from either private or public investors on or prior to the maturity date of the First Union Loan.

11.  The special negative covenants referred to in Section 7.07 are: None.

12. The address of Borrower referred to in Section 10.07 is PO Box 5050, 68 East Main Street, Chillicothe, OH 45601 with copies of notices to Borrower also to be sent to Arnall Golden & Gregory, LLC. Attention: Don Hackney, Esq..

                                    EXHIBIT A

                               Form of Requisition

                            RTFC Loan No. OH 803-9002

Date

Rural Telephone Finance Cooperative
Woodland Park
2201 Cooperative Way
Herndon, VA  22071-3025
Attention:  Telco Team

RE:      Request for Loan Funds; RTFC Loan No. OH 803-9002, Request #____

Gentlemen:

Reference is made to that certain Loan Agreement designated OH 803-9002 dated as of ______________, 2000 (the "Loan Agreement") by and between Horizon Personal Communications, Inc. ("Horizon" or "Borrower") and Rural Telephone Finance Cooperative ("RTFC" or "Lender"). Capitalized terms used but not defined herein are defined in the Loan Agreement.

Pursuant to the Loan Agreement, the undersigned hereby requests an Advance in the amount of $____________ under the Loan, of which 5% (rounded to the nearest dollar) or $_________ is to be used for payment of RTFC Subordinated Capital Certificates.

* For funds transfer to Motorola, Inc. ("Motorola"): [The cash portion of the Advance is to be used for payment of outstanding invoices from Motorola, which are summarized in the attached supporting documents. These funds should be remitted to Motorola by bank wire transfer based on the following wiring instructions:

          Bank:                     First Chicago NBD Bank, Chicago, IL
          Bank ABA No.:             071000013
          Credit:                   Motorola, Inc.
          Account No.:              5265657

Bank wire transfer confirmation and account verification may be obtained by contacting ___________ at (800) 550-3313.]

* For funds transfer to Horizon: [The cash portion of the Advance is to be used for payment of non-Motorola related expenditures as summarized in the attached supporting documents. These funds should be remitted to Horizon by bank wire transfer based on the following wiring instructions:

* Select appropriate paragraph

           Bank:
           Bank ABA No.:
           Credit:                   Horizon Personal Communications, Inc.
           Account No.:

Bank wire transfer confirmation and account verification may be obtained by contacting ___________ at (_____) ______________]

In connection with the proposed Advance hereunder and pursuant to the terms of the Loan Agreement, the Borrower hereby certifies that as of the date hereof:

     (a) Proceeds of the Advance are to be used solely for the purposes set forth in the Loan Agreement;

     (b) Including this Advance, the total principal amount outstanding under the Loan does not exceed the limits set forth in Section 10(B) of
          Schedule 1 of the Loan Agreement as to percentage of the price of the total products and services supplied by Motorola to Horizon pursuant to the PCS Infrastructure Sale and Purchase Agreement by and between Motorola and Borrower (show compliance by attaching confirming schedule);

     (c) No Event of Default and no event that, with the lapse of time or notice and the lapse of time would become such an Event of Default, has occurred;

     (d) Borrower is in compliance with all terms of the Loan Agreement, the Mortgage and all other agreements executed with RTFC;

     (e) Borrower is in compliance with all terms of the Reimbursement and Security Agreement executed with Motorola; and

     (f) 90% of all Cell Site Agreements, when taken together with the SLAs, conform to the minimum provisions of the Loan Agreement or have otherwise been pre-approved by RTFC and Motorola.

Certified this __ day of ___________, 200__.

HORIZON PERSONAL COMMUNICATIONS, INC.

By:________________________________________

Its:_______________________________________


                    [Signatures continued on following page]

Acknowledged by Motorola this _____ day of ______________, 2000, solely for the purpose of verifying that the total principal amount outstanding under the Loan does not exceed the limits set forth in Section 10(B) of Schedule 1 of the Loan Agreement as to percentage of the price of the total products and services supplied by Motorola to Horizon pursuant to the PCS Infrastructure Sale and Purchase Agreement by and between Motorola and Borrower. This acknowledgment is in no way intended to expand Motorola's obligations under that certain Guaranty dated as of ___________, 2000 executed by Motorola in favor of RTFC, or to attest to the accuracy of Borrower's certifications set forth herein.

MOTOROLA, INC.

By:________________________________________

Its:_______________________________________